                                  EXHIBIT 4(E)


         This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Capital Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Colonial Capital II or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE

EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

CERTIFICATE NUMBER                                NUMBER OF CAPITAL SECURITIES

     P-1                                                     [70,000]

                              CUSIP NO. _________

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                              COLONIAL CAPITAL II

                       8.92% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


Colonial Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of [SEVENTY THOUSAND (70,000)] capital securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the 8.92% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of ____________, 1997, as the same may be amended from time to time (the "Trust Agreement"), among The Colonial BancGroup, Inc., a Delaware corporation, as Depositor, Wilmington Trust Company, as Delaware Trustee and as Property Trustee, the Administrative Trustees named therein and the Holders of the Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of _____________, 1997 (the "Guarantee Agreement"), entered into by The Colonial BancGroup, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Capital Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     All capitalized terms used but not defined in this Capital Securities Certificate are used with the meanings specified in the Trust Agreement, including the exhibits thereto.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this Capital Securities Certificate this _____ day of __________, 1997.

                                       COLONIAL CAPITAL II


                                       By:
                                           -----------------------------------
                                            Name: W. Flake Oakley
                                            Administrative Trustee